EXHIBIT 23.1



                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Hawthorne Financial Corporation of Registration Statement No. 33-74800 and on Form S-8 of our report dated January 30, 1998, appearing in the Annual Report on Form 10-K of Hawthorne Financial Corporation for the year ended December 31, 1997, as amended.


/s/ Deloitte & Touche LLP
---------------------------
July 23, 1998
Los Angeles, California